Exhibit 99.1

GameStop Reports Second Quarter 2009 Results

Software Growth Expected to Rebound in Second Half

GameStop Gains Over 2% Market Share in Second Quarter

GRAPEVINE, Texas--(BUSINESS WIRE)--August 20, 2009--GameStop Corp. (NYSE: GME), the world’s largest video game and entertainment software retailer, today reported sales and earnings results for the second quarter ended August 1, 2009.

GameStop sales were $1.74 billion, a 3.7% decrease compared to sales of $1.80 billion in the prior year quarter. Despite gaining over 200 basis points in new video game market share during the quarter, comparable store sales decreased 14.1% due to lower new console unit sales, a lack of strong new software titles compared to last year’s record releases and customer caution due to the continued weak economy.

The top five selling games during the quarter were THQ’s UFC 2009 Undisputed, Activision’s Prototype, EA’s Fight Night Round 4 and NCAA Football 2010, and Atari’s Ghostbusters.

Net earnings were $38.7 million, representing the second highest summer quarter in GameStop history, a 32.3% decrease compared to net earnings of $57.2 million in the prior year period. Diluted earnings per share were $0.23, compared to $0.34 in the prior year quarter, when earnings per share grew 162%.

“Due to the effects of the recession and strong prior year comparisons, the video game industry experienced a sharp decline in consumer spending during the quarter,” said Daniel DeMatteo, GameStop CEO. “Looking ahead, as the new title release schedule improves, we expect positive earnings growth in the back half of the year.”

Updated Guidance

Weak trends in consumer spending related to on-going economic uncertainties, and some key new title slippage such as Bioshock 2, StarCraft II and Splinter Cell: Conviction, have prompted GameStop to forecast a lower and widened earnings range for the remainder of the year. In spite of these challenges, new software sales in the second half are expected to increase over the prior year period, led by highly-anticipated title releases such as Call of Duty: Modern Warfare 2, Assassin’s Creed 2 and Halo 3: ODST.

For the third quarter of fiscal 2009, GameStop is forecasting diluted earnings per share to range from $0.27 to $0.33, as compared to $0.28 in the prior year period. Comparable store sales are projected to range from -11.0% to -6.0%.

For the fourth quarter of fiscal 2009, GameStop is forecasting diluted earnings per share to range from $1.47 to $1.65, as compared to $1.39 in the prior year period. Comparable store sales are projected to range from -7.0% to -1.0%.

For fiscal 2009, GameStop is lowering diluted earnings per share guidance from the previously communicated range of $2.83 to $2.93 to a range of $2.40 to $2.64, representing annual EPS growth of flat to +10%. Comparable store sales are now projected to range from -8.0% to -4.0% in fiscal 2009.

We now expect to generate free cash flow (a non-GAAP measure of operating cash flow less capital expenditures) of approximately $400 to $425 million, after having invested $175 million in capital improvements, including the opening of approximately 400 new stores worldwide.

Note that guidance does not include debt retirement costs or merger-related expenses.

About GameStop

Headquartered in Grapevine, TX, GameStop Corp., a Fortune 500 and S&P 500 company, is the world's largest video game and entertainment software retailer. The company operates 6,333 retail stores in 17 countries worldwide. The company also operates an e-commerce site, GameStop.com, and publishes Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestopcorp.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for fiscal 2009 and beyond, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand; the timing of release of video game titles for next generation consoles; the risks associated with expanded international operations and the integration of recent acquisitions, including Micromania; the impact of increased competition and changing technology in the video game industry; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended January 31, 2009, filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.gamestop.com.

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	13 weeks	13 weeks
	ended	ended
	Aug. 1, 2009	Aug. 2, 2008

Sales	$1,738,504	$1,804,420
Cost of sales	1,243,098	1,320,297

Gross profit	495,406	484,123

Selling, general and administrative
expenses	384,773	347,745
Depreciation and amortization	39,677	36,309

Operating earnings	70,956	100,069

Interest expense, net	11,275	9,211

Earnings before income
tax expense	59,681	90,858

Income tax expense	20,996	33,695

Net earnings	$38,685	$57,163

Earnings per common share:
Basic	$0.23	$0.35
Diluted	$0.23	$0.34

Weighted average common shares
outstanding:
Basic	164,636	163,390
Diluted	167,857	168,067

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	71.5%	73.2%

Gross profit	28.5%	26.8%

SG&A expenses	22.1%	19.3%
Depreciation and amortization	2.3%	2.0%

Operating earnings	4.1%	5.5%

Interest expense, net	0.7%	0.5%

Earnings before income
tax expense	3.4%	5.0%

Income tax expense	1.2%	1.8%

Net earnings	2.2%	3.2%

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	26 weeks	26 weeks
	ended	ended
	Aug. 1, 2009	Aug. 2, 2008

Sales	$3,719,257	$3,618,037
Cost of sales	2,681,738	2,660,508

Gross profit	1,037,519	957,529

Selling, general and administrative
expenses	760,605	676,412
Depreciation and amortization	77,504	71,145

Operating earnings	199,410	209,972

Interest expense, net	22,956	17,699
Debt extinguishment expense	2,862	2,331

Earnings before income
tax expense	173,592	189,942

Income tax expense	64,474	70,654

Net earnings	$109,118	$119,288

Earnings per common share:
Basic	$0.66	$0.73
Diluted	$0.65	$0.71

Weighted average common shares
outstanding:
Basic	164,555	162,607
Diluted	167,915	167,722

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	72.1%	73.5%

Gross profit	27.9%	26.5%

SG&A expenses	20.4%	18.7%
Depreciation and amortization	2.1%	2.0%

Operating earnings	5.4%	5.8%

Interest expense, net	0.6%	0.5%
Debt extinguishment expense	0.1%	0.1%

Earnings before income
tax expense	4.7%	5.2%

Income tax expense	1.8%	1.9%

Net earnings	2.9%	3.3%

GameStop Corp.
Balance Sheets
(in thousands, except per share data)

	Aug 1,	Aug 2,
	2009	2008
ASSETS:
Current assets:
Cash and cash equivalents	$197,856	$539,898
Receivables, net	40,119	60,966
Merchandise inventories	1,099,325	970,057
Prepaid expenses and other current assets	84,898	127,159
Deferred taxes	22,137	26,893
Total current assets	1,444,335	1,724,973

Property and equipment:
Land	11,590	12,033
Buildings & leasehold improvements	504,595	414,896
Fixtures and equipment	675,168	583,734
	1,191,353	1,010,663
Less accumulated depreciation and amortization	612,197	485,665
Net property and equipment	579,156	524,998

Goodwill, net	1,914,979	1,447,572
Other noncurrent assets	310,467	74,854
Total assets	$4,248,937	$3,772,397

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$615,364	$692,098
Accrued liabilities	480,287	389,009
Total current liabilities	1,095,651	1,081,107

Other long-term liabilities	113,493	82,299
Senior notes payable, net of discount	495,807	545,220
Total liabilities	1,704,951	1,708,626

Stockholders' equity:
Preferred stock - authorized 5,000 shares; no shares
issued or outstanding	--	--
Class A common stock - $.001 par value; authorized 300,000 shares;
164,661 and 163,653 shares issued and outstanding, respectively	165	164
Additional paid-in-capital	1,325,492	1,288,727
Accumulated other comprehensive income	88,721	33,384
Retained earnings	1,129,608	741,496
Total stockholders' equity	2,543,986	2,063,771
Total liabilities and stockholders' equity	$4,248,937	$3,772,397

Schedule I
GameStop Corp.
Sales Mix

	13 Weeks Ended		13 Weeks Ended
	Aug 1, 2009		Aug 2, 2008
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$301.3	17.3%	$379.7	21.0%
New video game software	629.8	36.2%	705.0	39.1%
Used video game products	560.8	32.3%	471.5	26.1%
Other	246.6	14.2%	248.2	13.8%

Total	$1,738.5	100.0%	$1,804.4	100.0%

Schedule II
GameStop Corp.
Gross Profit Mix

	13 Weeks Ended		13 Weeks Ended
	Aug 1, 2009		Aug 2, 2008
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$21.6	7.2%	$22.6	6.0%
New video game software	133.6	21.2%	145.3	20.6%
Used video game products	256.9	45.8%	234.1	49.7%
Other	83.3	33.8%	82.1	33.1%

Total	$495.4	28.5%	$484.1	26.8%

CONTACT:
Media Contact:
Chris Olivera
Vice President,
Corporate Communications
GameStop Corp.
(817) 424-2130
or
Investor Contact:
Matt Hodges
Director,
Investor Relations
GameStop Corp.
(817) 424-2130